Exhibit (a)(1)(G)

Forms of Reminder Messages – Dates may change if expiration date of offer is extended

March 23, 2009 – One Week After Offer Commences

We have just completed week one of the Williams-Sonoma, Inc. Offer to Exchange Certain Outstanding Options and Stock-Settled Stock Appreciation Rights for Restricted Stock Units (referred to as the “Offer to Exchange”). The offer to exchange your eligible options and stock-settled stock appreciation rights will expire at 9:00 p.m., Pacific Time, on April 10, 2009, unless we extend the offer.

If you would like to participate in this offer, you must submit your properly completed election via the offer website, facsimile or e-mail (via PDF or similar imaged document file) on or before 9:00 p.m., Pacific Time, on April 10, 2009, to:

Williams-Sonoma, Inc.

Attention: Compensation Department

Fax: (415) 283-3622

E-mail: wsiequityawardexchange@wsgc.com

Offer Website: https://wsiequityawardexchange.com

Only responses that are complete and actually received by the Company by the deadline will be accepted. Responses submitted by any other means, including hand delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Williams-Sonoma at wsiequityawardexchange@wsgc.com or (415) 616-7778.

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the Message from Howard Lester, dated March 16, 2009; (3) the Election Form; (4) the Withdrawal Form; and (5) the Guide to the Equity Award Exchange Program. You also may access these documents through the SEC’s website at www.sec.gov and on the offer website at https://wsiequityawardexchange.com.

April 3, 2009 – Final Week

We are entering the final week of the Williams-Sonoma, Inc. Offer to Exchange Certain Outstanding Options and Stock-Settled Stock Appreciation Rights for Restricted Stock Units (referred to as the “Offer to Exchange”). After today, there are seven (7) days left to make your election. The offer to exchange your eligible stock options and stock-settled stock appreciation rights will expire at 9:00 p.m., Pacific Time, on April 10, 2009, unless we extend the offer.

If you would like to participate in this offer, you must submit your properly completed election via the offer website, facsimile or e-mail (via PDF or similar imaged document file) on or before 9:00 p.m., Pacific Time, on April 10, 2009, to:

Williams-Sonoma, Inc.

Attention: Compensation Department

Fax: (415) 283-3622

E-mail: wsiequityawardexchange@wsgc.com

Offer Website: https://wsiequityawardexchange.com

Only responses that are complete and actually received by the Company by the deadline will be accepted. Responses submitted by any other means, including hand delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Williams-Sonoma at wsiequityawardexchange@wsgc.com or (415) 616-7778.

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the Message from Howard Lester, dated March 16, 2009; (3) the Election Form; (4) the Withdrawal Form; and (5) the Guide to the Equity Award Exchange Program. You also may access these documents through the SEC’s website at www.sec.gov and on the offer website at https://wsiequityawardexchange.com.

April 10, 2009 – Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible options and stock-settled stock appreciation rights as part of the Williams-Sonoma, Inc. Offer to Exchange Certain Outstanding Options and Stock-Settled Stock Appreciation Rights for Restricted Stock Units (referred to as the “Offer to Exchange”). The offer to exchange your eligible awards will expire at 9:00 p.m., Pacific Time, today, April 10, 2009, unless we extend the offer.

If you would like to participate in this offer, you must submit your properly completed election via the offer website, facsimile or e-mail (via PDF or similar imaged document file) on or before 9:00 p.m., Pacific Time, today, April 10, 2009, to:

Williams-Sonoma, Inc.

Attention: Compensation Department

Fax: (415) 283-3622

E-mail: wsiequityawardexchange@wsgc.com

Offer Website: https://wsiequityawardexchange.com

Only responses that are complete, signed and actually received by the Company by the deadline will be accepted. Responses submitted by any other means, including hand delivery, interoffice or U.S. mail (or other post) and Federal Express (or similar delivery service) are not permitted. If you have questions, please direct them to Williams-Sonoma at wsiequityawardexchange@wsgc.com or (415) 616-7778.

This notice does not constitute the Offer to Exchange. The full terms of the offer are described in (1) the Offer to Exchange; (2) the Message from Howard Lester, dated March 16, 2009; (3) the Election Form; (4) the Withdrawal Form; and (5) the Guide to the Equity Award Exchange Program. You also may access these documents through the SEC’s website at www.sec.gov and on the offer website at https://wsiequityawardexchange.com.